EXHIBIT 17(e)

[Proxy Card Front]

MERRILL LYNCH INTERNET STRATEGIES FUND, INC. P.O. BOX 9011

PRINCETON, NEW JERSEY 08543-9011

PROXY

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Susan B. Baker as proxies, each with the power to appoint his or her substitute, as applicable, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Merrill Lynch Internet Strategies Fund, Inc. (the “Fund”) held of record by the undersigned on June 8, 2001 at a Special Meeting of stockholders of the Fund to be held on August 31, 2001, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner herein directed by the undersigned stockholder. If no direction is made, this proxy will be voted “for” item 1.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return the card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.	To consider and act upon a proposal to approve the Agreement and Plan of Reorganization among Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Internet Strategies Fund, Inc. and Master Internet Strategies Trust.

FOR	AGAINST	ABSTAIN

2.	In the discretion of such proxies, upon such other business as properly may come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________________________________________

X __________________________________________________
Signature

X __________________________________________________
Signature, if held jointly

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.